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                                                                    EXHIBIT 16.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


September 25, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Helisys, Inc. dated September 23, 1998.

Yours truly,



/s/ Deloitte & Touche LLP
    Deloitte & Touche LLP